Anterix to Hold Conference Call to Discuss Recently Announced Contract with Xcel Energy

Woodland Park, NJ – October 31, 2022— Anterix (NASDAQ: ATEX) will hold a conference call to discuss its recently announced contract with Xcel Energy on October 31, 2022, at 9:00 am ET. Interested parties can participate in the call by dialing 888-267-2845 and using the conference code 591414. A replay of the call will be accessible on the Investor Relations section of Anterix's website at https://www.anterix.com/events/.

Anterix intends to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 on Monday, October 31, 2022 after the markets close and will cancel its analyst and investor conference call, which was originally scheduled for Tuesday, November 8, 2022.
About Anterix
At Anterix, we are focused on delivering transformative private broadband that enables the modernization of critical infrastructure for the energy, transportation, logistics and other sectors of our economy. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico, we are uniquely positioned to enable the private LTE solutions that support secure, resilient and customer-controlled operations. www.anterix.com

Contacts
Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
973-531-4397
nvecchiarelli@anterix.com